Exhibit 99.1

Axiall Board of Directors Declares Quarterly Dividend

Atlanta, Aug. 11, 2015 — The Board of Directors of Axiall Corporation (NYSE: AXLL) today declared a regular quarterly dividend of 16 cents per share of common stock. The dividend is payable Oct. 9 to shareholders of record at the close of business on Sept. 25.

About Axiall

Axiall Corporation (NYSE: AXLL) is a leading integrated chemicals and building products company. Headquartered in Atlanta, Axiall has manufacturing facilities located throughout North America and in Asia to provide industry-leading materials and services to customers. For more information, visit www.axiall.com.

Contacts

Axiall Corporation Contacts:
Investor Relations
Martin Jarosick, 770-395-4524
or
Media
Chip Swearngan, 678-507-0554

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